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                                                                      Exhibit 21

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                                                               STATE/COUNTRY/DATE             PRIMARY
NAME                                                            OF INCORPORATION        BUSINESS ACTIVITIES
----                                                            ----------------        -------------------
American Re Corporation1......................................   Delaware/1991          Holding Company
American Re-Insurance Company.................................   Delaware/1917          Reinsurance
   American Re Inversiones, S.A...............................   Chile/1986             Holding Company
   111 East 50th Street Corporation...........................   New York/1979          Real Estate
American Alternative Insurance Corporation....................   Delaware/1923          Alternative Market Insurance
American Re Asset Management, Inc.............................   Delaware/1995          Investment Management
American Re Capital...........................................   Delaware/1995          Business Trust
American Re Capital Markets, Inc..............................   Delaware/1998          Weather Derivatives
AM-RE Global Services, Inc....................................   Delaware/1998          Holding Company
   AM-RE Consultants, Inc.....................................   Delaware/1994          Consulting Services
   AM-RE Brokers, Inc.........................................   Delaware/1978          Reinsurance Brokerage
     AM-RE Brokers (Bermuda), Ltd.............................   Bermuda/1997           Reinsurance Brokerage
   Princeton Eagle West (Holding) Inc.........................   Delaware/1995          Holding Company
     Princeton Eagle West Insurance Co.Ltd....................   Bermuda/1995           Rent-a-Captive Facility
   Princeton Eagle Holding (Bermuda) Ltd......................   Bermuda/1994           Holding Company
     Princeton Eagle Insurance Company Ltd....................   Bermuda/1994           Rent-a-Captive Facility
   AM-RE Global Services (Munich) GmbH........................   Germany/1979           Insurance Brokerage
   Becher + Carlson Risk Management Inc.......................   California/1983        Risk Management
     Becher + Carlson Insurance Services, Inc.................   California/1981        Insurance Agency
     Becher + Carlson Insurance Agency of Ohio................   Ohio/1994              Insurance Agency
     Becher + Carlson South Africa (Pty), Ltd.2...............   South Africa/1997      Risk Management
     Becher + Carlson Mauritius...............................   Mauritius/1997         Risk Management
     Becher + Carlson Management, Ltd.........................   Bermuda/1981           Captive Management
        Becher + Carlson Brokerage, Ltd.......................   Bermuda/1986           Brokerage
     Becher+Carlson Insurance Agency of Texas, Inc.3..........   Texas/1998             Insurance Agency
Munich-American RiskPartners, Inc.............................   Delaware/1988          Alternative Markets
   American Alternative Management, Inc.......................   Delaware/1997          Alternative Markets Consulting
   Risk Management Products Canada, Inc.4.....................   Canada/1997            Risk Management
AM-RE Managers (Bermuda) Ltd..................................   Bermuda/1990           Underwriting Management
AM-RE Services, Inc...........................................   Delaware/1980          Consulting Services
American Re Holdings, Ltd.....................................   England/1988           Holding Company
   American Re Management, Ltd................................   England/1988           Underwriting Management
   AM-RE Managers International, Ltd..........................   England/1988           Representative Office
   American Re Management (Vienna) GmbH.......................   Austria/1991           Representative Office
   ARB International, Ltd.....................................   England/1989           Lloyd's Brokerage
   Risk Management Partners, Ltd.5............................   England/1994           Insurance
American Re Securities Corporation............................   Delaware/1998          Broker/Dealer
The Princeton Excess and Surplus Lines
   Insurance Company..........................................   Delaware/1995          Surplus Lines Insurance
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